Exhibit 99.1

Subsequent to our October 23, 2013 filing on Form 8-K furnishing our third-quarter 2013 earnings release, we made a correction to the purchase price allocation related to our December 28, 2012 acquisition of certain credit services business assets and operations of CSC Credit Services Inc. (CSC Credit Services Acquisition), which had the effect of increasing amortizable acquisition-related intangible assets and reducing non-amortizable acquisition-related intangible assets. As a result of the adjustments made to our Consolidated Balance Sheet, additional amortization expense of $7.7 million ($4.8 million, net of tax) was recorded in the third quarter of 2013, to adjust the year-to-date amortization expense to an amount consistent with the amortizing of the adjusted purchased intangible assets since the date of the CSC Credit Services Acquisition. The following table reconciles certain balances from the Consolidated Statements of Income in the Form 8-K filed on October 23, 2013 to the corresponding balances in the Form 10-Q filed on November 6, 2013. The adjustment had no impact to cash provided by operating activities or, on a non-GAAP basis, to adjusted EPS attributable to Equifax, excluding the impact of acquisition-related amortization expense, net of associated tax impacts. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is also included below.

	Three Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2013
	Oct. 23, 2013 8-K	Adjustment	Q3 2013 10-Q	Oct. 23, 2013 8-K	Adjustment	Q3 2013 10-Q
(In millions, except per share amounts)	(Unaudited)			(Unaudited)
Operating income	$157.7	$(7.7)	$150.0	$464.8	$(7.7)	$457.1
Consolidated income from continuing operations	90.9	(4.8)	86.1	267.4	(4.8)	262.6
Net income attributable to Equifax	$88.3	$(4.8)	$83.5	$279.9	$(4.8)	$275.1

Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$88.9	$(4.8)	$84.1	$261.5	$(4.8)	$256.7
Discontinued operations, net of tax	(0.6)	-	(0.6)	18.4	-	18.4
Net income	$88.3	$(4.8)	$83.5	$279.9	$(4.8)	$275.1
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.73	$(0.04)	$0.69	$2.16	$(0.04)	$2.12
Discontinued operations attributable to Equifax	-	-	-	0.15	-	0.15
Net income attributable to Equifax	$0.73	$(0.04)	$0.69	$2.31	$(0.04)	$2.27
Weighted-average shares used in computing basic earnings per share	121.6		121.6	121.0		121.0
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.71	$(0.04)	$0.67	$2.12	$(0.04)	$2.08
Discontinued operations attributable to Equifax	-	-	-	0.15	-	0.15
Net income attributable to Equifax	$0.71	$(0.04)	$0.67	$2.27	$(0.04)	$2.23
Weighted-average shares used in computing diluted earnings per share	123.9		123.9	123.5		123.5

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)

(Dollars in millions, except per share amounts)

Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense:

	Three Months Ended
	September 30, 2013
	Oct. 23, 2013 8-K	Adjustment (1)	Final Q3 2013

Net income from continuing operations attributable to Equifax	$88.9	$(4.8)	$84.1
Acquisition-related amortization expense, net of tax, and
cash income tax benefit of acquisition-related amortization
expense of certain acquired intangibles	22.7	4.8	27.5
Net income from continuing operations attributable to Equifax,
adjusted for acquisition-related amortization expense	$111.6	$-	$111.6
Diluted EPS from continuing operations attributable to Equifax,
adjusted for acquisition-related amortization expense	$0.90		$0.90
Weighted-average shares used in computing diluted EPS	123.9		123.9

	Nine Months Ended
	September 30, 2013
	Oct. 23, 2013 8-K	Adjustment (1)	Final Q3 2013

Net income from continuing operations attributable to Equifax	$261.5	$(4.8)	$256.7
Acquisition-related amortization expense, net of tax, and
cash income tax benefit of acquisition-related amortization
expense of certain acquired intangibles	71.1	4.8	75.9
Net income from continuing operations attributable to Equifax,
adjusted for acquisition-related amortization expense	$332.6	$-	$332.6
Diluted EPS from continuing operations attributable to Equifax,
adjusted for acquisition-related amortization expense	$2.69		$2.69
Weighted-average shares used in computing diluted EPS	123.5		123.5

(1)	As described in footnote 3 of our third quarter 2013 Form 10-Q, $9.7 million of additional amortization expense was recorded to correct the purchase price allocation for the CSC Credit Services acquisition. $2.0 million ($1.3 million, net of tax) was reflected in the October 23, 2013 Form 8-K while $7.7 million ($4.8 million, net of tax) was recorded subsequent to the filing of the Form 8-K.

Diluted EPS and net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense, net of tax - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles.  These financial measures are not prepared in conformity with GAAP.  Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better evaluate Equifax. Management makes these adjustments to earnings when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.